Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, BellSouth Telecommunications Debenture-Backed Series 2003-14
*CUSIP:    21988G106    Class     A-1
           21988GCT1    Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 15, 2003.

INTEREST ACCOUNT
----------------


Balance as of     August 12, 2003.....                                   $0.00
        Scheduled Income received on securities.....               $789,750.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                    -$408,037.42
        Distribution to Class A-2 Holders.....                          -$0.00
        Distribution to Depositor.....                            -$381,712.50
        Distribution to Trustee.....                                    -$0.08
Balance as of     November 15, 2003.....                                 $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     August 12, 2003.....                                   $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of     November 15, 2003.....                                 $0.00


              UNDERLYING SECURITIES HELD AS OF   November 15, 2003

          Principal Amount     Title of Security
          ----------------     ------------------
          $27,000,000        BellSouth Telecommunications, Inc. 5.85%
                             Debentures due November 15, 2045
                             *CUSIP:   079867AN7

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.